Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Sphere 3D Corp. (the “Company”) of our report dated May 14, 2014, with respect to the consolidated financial statements of Tandberg Data Holdings S.à r.l., which report appears in the Company’s Registration Statement on Form F- 4/A (number 333-197569) filed with the Securities and Exchange Commission.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

October 9, 2015